UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                      FEBRUARY 28, 2005 (FEBRUARY 24, 2005)
                Date of Report (Date of earliest event reported)

                                STEELCLOUD, INC.
             (Exact name of registrant as specified in its charter)

          VIRGINIA                   0-24015                     54-1890464
(State or other jurisdiction       (Commission                 (IRS Employer
      of incorporation)             File No.)                Identification No.)

                             14040 PARK CENTER ROAD
                             HERNDON, VIRGINIA 20166

          (Address of principal executive offices, including zip code)

       Registrant's telephone number, including area code: (703) 450-0400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.

On February 24, 2005, the Board of Directors of SteelCloud, Inc. decided to (i) increase the compensation of Directors for attending Board of Director meetings to $1,000 per meeting attended and (ii) increase the Audit Committee member compensation for attending Audit Committee meetings to $1,500 per meeting attended; Audit Committee members shall be entitled to receive a total of $1,500 in their capacity as both a Director and Audit Committee member. Prior to this date, SteelCloud did not pay cash compensation to any Director for acting in such capacity, except for nominal sums for attending Board of Directors meetings and reimbursement for reasonable expenses in attending those meetings.

The increased compensation of Directors and Audit Committee members is to be approved and deemed effective at the next meeting of the Board of Directors, which is scheduled for March 15, 2005.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

                                        STEELCLOUD, INC.


                                    By: /s/ THOMAS P. DUNNE
                                        ----------------------------------------
                                        Thomas P. Dunne, Chief Executive Officer

February 28, 2005